Exhibit 10.1

FORM OF

SERIES 2022 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series 2022 Convertible Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of this 9th day of May, 2022 (the “Effective Date”), by and among iBio, Inc., a Delaware corporation (the “Company”), and [___] (the “Purchaser”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.Sale of Shares.  Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, 1,000 shares of Series 2022 Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”) for the purchase price per share equal to the closing price on the Effective Date of a share of common stock, $0.001 per share (the “Common Stock”), at the close of trading on the NYSE American LLC.  The shares of Preferred Stock being sold under this Agreement are referred to as the “Shares.”

2.The Closing.  The closing (“Closing”) of the sale and purchase of the Shares under this Agreement shall take place concurrently with the execution of this Agreement.  At the Closing, the Company will deliver to the Purchaser the number of Shares being purchased by the Purchaser solely in book entry form, registered in the name of the Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company.

3.Representations of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

3.1Authorization.  The Company has duly authorized the sale and issuance of 1,000 shares of the Preferred Stock, having the rights, restrictions, privileges, and preferences set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series 2022 Convertible Preferred Stock attached hereto as Exhibit A (the “Certificate of Designation”).  The Company has adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware.

3.2Organization and Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  The Company is in good standing in the State of Delaware and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.  The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

3.3Capitalization.  The authorized capital stock of the Company (immediately prior to the Closing) will consist of 275,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding, of which 982,404 shares are undesignated as to class or series, 6,300 shares are classified and designated as Series A Convertible Preferred Stock, 5,785 shares are classified and designated as Series B Convertible Preferred Stock, 4,510 shares are classified and designated as Series C Convertible Preferred Stock, one share is classified and designated as iBio CMO Preferred Tracking Stock, and 1,000 shares are classified and designated as Series 2022 Convertible Preferred Stock.

3.4Issuance of Shares.  The issuance, sale, and delivery of the Shares in accordance with this Agreement, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance.  The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement when issued upon such conversion, will be duly and validly issued, fully paid, and nonassessable.

3.5Authority for Agreement.  The execution, delivery, and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1Investment.  The Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for the Purchaser’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

4.2Authority.  The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

4.3Experience.  The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business, and its personnel; the officers of the Company have made available to the Purchaser any and all written information that the Purchaser has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has adequate net worth and means of providing for the Purchaser’s current needs and personal contingencies to sustain a complete loss of the Purchaser’s investment in the Company; the Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth and the Purchaser’s investment in the Shares will not cause such overall commitment to become excessive.

4.4Accredited Investor.  The Purchaser represents that he is an accredited investor within the meaning of Regulation D under the Securities Act, and is not subject to any “bad actor” disqualification event in Rule 506(d)(1)(i)-(viii) of the Securities Act.  The Purchaser acknowledges that he has completed the Investor Questionnaire, in substantially the form attached hereto as Exhibit B, and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof.

4.5Counsel.  The Purchaser acknowledges that (a) the Purchaser has read this Agreement (including all Exhibits) in its entirety and understands all the terms and conditions; (b) the Purchaser has had the opportunity to consult with any individuals of the Purchaser’s choice regarding the Purchaser’s agreement to the provisions contained herein, including legal counsel of the Purchaser’s choice, and any decision not to was the Purchaser’s alone; (c) the Purchaser is entering into this Agreement of the Purchaser’s own free will, without coercion from any source; and (d) Venable LLP represented only the Company with respect to the negotiation and drafting of this Agreement (including all Exhibits) and all transactions related hereto and contemplated therein and herein, and did not represent the Purchaser in any respect.

5.Indemnification.  To the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, substituted, or replaced, the Company shall indemnify, hold harmless, defend, pay, and reimburse the Purchaser from and against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims to which the Purchaser may become subject by reason of any failure of the Company to perform any covenant or agreement made or contained herein or fulfill any obligation in respect thereof.

6.Confidentiality.  The Purchaser agrees that he will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that the

Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder (“Confidential Information”), unless such information is known, or until such information becomes (through no improper action or inaction by the Purchaser or anyone to whom the Purchaser disclosed Confidential Information) known, to the public; provided, however, that the Purchaser may disclose such information (i) to the Purchaser’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the Purchaser’s investment in the Company provided that such attorneys, accountants, consultants, and other professionals are bound by obligations of confidentiality and non-use that are as stringent as those contained in this Agreement, (ii) to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 9, or (iii) to any affiliate of the Purchaser or to a partner, shareholder or subsidiary of the Purchaser.  The Purchaser agrees to use the Confidential Information for the sole purpose of considering the Purchaser’s investment in the Company and not to engage in any trading of the Common Stock based on the Confidential Information, unless such information is known, or until such information becomes (through no improper action or inaction by the Purchaser or anyone to whom the Purchaser disclosed Confidential Information) known, to the public.

7.Survival of Representations and Warranties. All agreements, representations, and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby to and until the date of the conversion contemplated by Section 6 of the Certificate of Designation.

8.Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at 8800 HSC Parkway, Bryan, TX 77807, Attention: Corporate Secretary, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Venable LLP, 750 East Pratt Street, Suite 900, Baltimore, MD 21202, Attention: Charles J. Morton, Jr.

If to the Purchaser, at [____________], or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser.

9.Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

10.Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the issued and outstanding Shares.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities, and the Company.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.Headings.  The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

13.Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

14.Expenses.  At the Closing, the Company shall pay the reasonable fees and expenses of counsel for the Purchaser in connection with the transactions contemplated by this Agreement.  Following the Closing, the Company shall pay all reasonable fees relating to the ownership of the Shares; provided, that (i) any taxes owed or assed against the Purchaser relating to his ownership of the Shares, and (ii) any fees incurred by the Purchaser in connection with a litigation, arbitration, mediation or other adversarial proceeding brought or joined by the Purchaser against the Company or any director, officer or employee of the Company shall be the sole and exclusive responsibility of the Purchaser.  This Section 14 shall be of no further force and effect following the conversion of the Shares contemplated by Section 6 of the Certificate of Designation.

15.Lock-Up.  Except as may be expressly permitted by the Company in writing, prior to the conversion of all of the Shares pursuant to Section 6 of the Certificate of Designation, the Purchaser agrees that he shall not, sell or otherwise dispose of (i) any Shares or (ii) any shares of Common Stock or other equity securities of the Company or any subsidiary of the Company.  This Section 15 shall be of no further force and effect following the conversion of the Shares contemplated by Section 6 of the Certificate of Designation.

16.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of laws pertaining to conflicts of laws.  Courts within the state of Delaware will have exclusive jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement.  The Company and the Purchaser each knowingly and willingly consent to and agree to submit to the exclusive jurisdiction of such courts, to the exclusion of any other courts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

iBio, Inc.

By:
Name: Thomas F. Isett
Title: Chief Executive Office and Chairman

PURCHASER:

[___________]

EXHIBIT A

Certificate of Designation

EXHIBIT B

Accredited Investor Questionnaire

See attached.

ACCREDITED INVESTOR QUESTIONNAIRE

The information contained herein is being furnished to iBio, Inc. (the “Company”) in order for the Company to determine whether the undersigned’s purchase of the Company’s Series 2022 Convertible Preferred Stock shares may be accepted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder (“Regulation D”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D, and (iii) this questionnaire is not an offer to sell nor the solicitation of an offer to buy any securities, or any other securities, to the undersigned.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.

(a)The undersigned purchaser (the “Purchaser”) has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

Entities:

_____    ◻ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_____    ◻ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

_____    ◻ Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

_____    ◻ Any investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

_____    ◻ Any insurance company as defined in section 2(a)(13) of the Securities Act;

_____    ◻ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in section 2(a)(48) of the Investment Company Act;

_____    ◻ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

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_____    ◻ Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_____    ◻ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____    ◻ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (i) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or (ii) if the employee benefit plan has total assets in excess of $5,000,000 or, (iii) if such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_____    ◻ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

_____    ◻ Any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquired the securities offered, with total assets in excess of $5,000,000;

_____    ◻ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

_____    ◻ Any entity in which all of the equity owners are “accredited investors”;

_____    ◻ Any entity of a type not listed above, that is not formed for the specific purpose of acquiring the securities offered and owns investments in excess of $5,000,000; or

_____    ◻ Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5,000,000; (ii) is not formed for the specific purpose of acquiring the securities offered and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

Natural Persons:

_____    ◻ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

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_____    ◻ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,0001;

_____    ◻ Any natural person who had an individual income2 in excess of $200,000 in each of the two most recent years, or joint income3 with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

_____    ◻ Any natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or

_____    ◻ Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of immediately preceding paragraph and whose prospective investment in the Company is directed by that family office pursuant to clause (iii) of the immediately preceding paragraph.

(b)The Purchaser:

◻	is:

◻	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

1	For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person up to such primary residence’s estimated fair market value, except that if the amount of such indebtedness outstanding at the time of investment in the Company exceeds the amount outstanding 60 days before such time (the “additional indebtedness”), other than as a result of the acquisition of the primary residence, the amount of such additional indebtedness shall be included as a liability).
2	For purposes of this item, “individual income” means adjusted gross income as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.
3	For purposes of this item, “joint income” means adjusted gross income as reported for U.S. federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.

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IN WITNESS WHEREOF, the Purchaser has executed this Accredited Investor Questionnaire on the date set forth below.

Dated ____________ ___, 2022

For Purchasers That Are Natural Persons:

Purchaser’s Name:
(print or type)

Purchaser’s Signature:
(signature)

Spouse’s Signature:
(only required if purchase is being made by a married couple as joint tenants)	(signature)

For Purchasers That Are Alter-Egos of Natural Persons (e.g., individual retirement accounts, self-directed retirement plans and certain revocable grantor trusts):

Purchaser’s Name:
(print or type)

By:
(signature of authorized representative)

Name:
(print or type name of authorized representative)

Title:
(print or type title of authorized representative)

For Purchasers That Are Entities:

Purchaser’s Name:
(print or type)

By:
(signature of authorized signatory)

Name:
(print or type name of authorized signatory)

Title:
(print or type title of authorized signatory)